EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Lexaria Bioscience Corp. of our report dated November 25, 2022, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Lexaria Bioscience Corp. for the years ended August 31, 2022 and 2021.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

“/s/ DAVIDSON & COMPANY LLP”

Vancouver,	Canada Chartered Professional Accountants

December 21, 2022